EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2001 Nonstatutory Stock Option Plan of Cell Genesys, Inc. of our report dated January 20, 2004, with respect to the consolidated financial statements of Cell Genesys, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
July 16, 2004